TPW Draft 12/19/96






                            GMAC MORTGAGE CORPORATION
                               as Master Servicer,


                         RESIDENTIAL FUNDING CORPORATION
                                as Administrator,


                                  1996-RHS4 LLC
                        as the Limited Liability Company


                                       and


                            THE CHASE MANHATTAN BANK
                              as Indenture Trustee


                             ----------------------

                               SERVICING AGREEMENT

                          Dated as of December 1, 1996

                             ----------------------




                             Revolving Credit Loans








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                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I

                                   Definitions

Section 1.01.   Definitions................................................  1
                -----------
Section 1.02.   Other Definitional Provisions..............................  2
                -----------------------------
Section 1.03.   Interest Calculations......................................  2
                ---------------------

                          ARTICLE II

                Representations and Warranties

Section 2.01.   Representations and Warranties Regarding the Master
                Servicer...................................................  3
                  --------
Section 2.02.   Representations and Warranties of the 1996-RHS4 LLC........  4
                ---------------------------------------------------
Section 2.03.   Enforcement of Representations and Warranties..............  4
                ---------------------------------------------

                          ARTICLE III

                 Administration and Servicing
                   of Revolving Credit Loans

Section 3.01.    The Master Servicer........................................  6
                 -------------------
Section 3.02.    Collection of Certain Revolving Credit Loan Payments.......  8
                 ----------------------------------------------------
Section 3.03.    Withdrawals from the Custodial Account..................... 10
                 --------------------------------------
Section 3.04.    Maintenance of Hazard Insurance; Property Protection
                 Expenses................................................... 12
Section 3.05.    Modification Agreements.................................... 12
Section 3.06.    Trust Estate; Related Documents............................ 13
Section 3.07.    Realization Upon Defaulted Revolving Credit Loans.......... 14
Section 3.08.    1996-RHS4 LLC and Indenture Trustee to Cooperate........... 15
Section 3.09.    Servicing Compensation; Payment of Certain Expenses by
                 Master Servicer............................................ 16
Section 3.10.    Annual Statement as to Compliance.......................... 16
                 ---------------------------------
Section 3.11.    Annual Servicing Report.................................... 17
                 -----------------------
Section 3.12.    Access to Certain Documentation and Information
                 Regarding the Revolving Credit Loans....................... 17
Section 3.13.    Maintenance of Certain Servicing Insurance Policies........ 17
                 ---------------------------------------------------
Section 3.14. Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of
                 Mortgaged Property......................................... 18
Section 3.15.    Optional Repurchase of Defaulted Revolving Credit
                 Loans...................................................... 18


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                                                                           Page



                                   ARTICLE IV

                              Servicing Certificate

Section 4.01     Statements to Securityholders.............................. 19

                   ARTICLE V

                   Distribution Account and Payment Account

Section 5.01.    Distribution Account....................................... 21
                 --------------------
Section 5.02.    Payment Account............................................ 21
                 ---------------

                                   ARTICLE VI

                               The Master Servicer

Section 6.01.    Liability of the Master Servicer........................... 22
                 --------------------------------
Section 6.02.    Merger or Consolidation of, or Assumption of the
                 ------------------------------------------------
                 Obligations of, the Master Servicer........................ 22
Section 6.03.    Limitation on Liability of the Master Servicer and
                 Others..................................................... 22
Section 6.04.    Master Servicer Not to Resign.............................. 23
                 -----------------------------
Section 6.05.    Delegation of Duties....................................... 23
                 --------------------
Section 6.06.    Payment of Indenture Trustee's and Owner Trustee's Fees
                 and Expenses; Indemnification.............................. 24

                                   ARTICLE VII

                                The Administrator

Section 7.01.    Liability of the Administrator............................. 26
                 ------------------------------
Section 7.02.    Merger or Consolidation of, or Assumption of the
                 ------------------------------------------------
                 Obligations of, the Administrator.......................... 26
Section 7.03.    Limitation on Liability of the Administrator and Others.... 26
                 -------------------------------------------------------
Section 7.04.    Administrator Not to Resign................................ 27
                 ---------------------------
Section 7.05.    Initial Payment of Indenture Trustee's and Owner
                 Trustee's Fees and Expenses................................ 27
Section 7.06.    Administrator Undertakings with Respect to the 1996-
                 RHS4 LLC................................................... 27

                         ARTICLE VIII


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                                                                         Page



                              Default

  Section 8.01.   Servicing Default........................................ 28
                  -----------------
  Section 8.02.   Indenture Trustee to Act; Appointment of Successor....... 30
                  --------------------------------------------------
  Section 8.03.   Notification to Securityholders.......................... 31
                  -------------------------------

                   ARTICLE IX

                   Miscellaneous Provisions

  Section 9.01    Amendment................................................ 32
                  ---------
  SECTION 9.02    GOVERNING LAW............................................ 32
                  -------------
  Section 9.03    Notices.................................................. 32
                  -------
  Section 9.04    Severability of Provisions............................... 32
                  --------------------------
  Section 9.05    Third-Party Beneficiaries................................ 33
                  -------------------------
  Section 9.06    Counterparts............................................. 33
                  ------------
  Section 9.07    Effect of Headings and Table of Contents................. 33
                  ----------------------------------------
  Section 9.08    Termination Upon Purchase by the Master Servicer or
                  ---------------------------------------------------
                  Liquidation of All Revolving Credit Loans;
                  Partial Redemption....................................... 33
  Section 9.09    Certain Matters Affecting the Indenture Trustee.......... 34
  Section 9.10    Owner Trustee Not Liable for Related Documents........... 34


EXHIBIT A - REVOLVING CREDIT LOAN SCHEDULE.................................A-1
EXHIBIT B - POWER OF ATTORNEY..............................................B-1
EXHIBIT C - FORM OF REQUEST FOR RELEASE....................................D-1


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                  This Servicing Agreement,  dated as of December 1, 1996, among
GMAC  Mortgage   Corporation,   as  master  servicer  (the  "Master  Servicer"),
Residential Funding Corporation, as administrator (the "Administrator"), the 1996-RHS4 LLC, as the limited liability company (the "1996-RHS4 LLC"), and The Chase Manhattan Bank, as the indenture trustee (the "Indenture Trustee"),


                                           W I T N E S S E T H T H A T:


                  WHEREAS, Residential Funding Mortgage Securities II, Inc. (the "Depositor") will create 1996-RHS4 LLC, a limited liability company under Delaware law, and will transfer the Revolving Credit Loans and all of its rights under the Designated Seller's Agreement to the 1996-RHS4 LLC, as a capital contribution to the 1996-RHS4 LLC;

     WHEREAS, pursuant to the terms of the Operating Agreement the Depositor will establish two classes of "ownership interests" in the 1996-RHS4 LLC: the Class A Ownership Interest and the Class B Ownership Interest;

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Depositor will sell the Class A Ownership Interest to the Issuer in exchange for the cash proceeds of the Securities;

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Certificates;

                  WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Depositor, the Notes, consisting of the Term Notes and the Variable Funding Notes and secured by the Class A Ownership Interest;

                  WHEREAS, pursuant to the terms of the Designated Seller's Agreement, the 1996-RHS4 LLC will acquire the Revolving Credit Loans and the Additional Balances;

                  WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Revolving Credit Loans directly or through one or more Subservicers;

                  WHEREAS, pursuant to the terms of this Servicing Agreement, the Administrator will administer the Revolving Credit Loans; and

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.01. Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms
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not otherwise  defined herein shall have the meanings  assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02. Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
         (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (d)  The  definitions   contained  in  this  Servicing   Agreement  are
applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Loan Balance of a Revolving Credit Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Securities shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

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



                                   ARTICLE II

                         Representations and Warranties

         Section 2.01. Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the 1996-RHS4 LLC and for the benefit of the Indenture Trustee, as pledgee of the Class A Ownership Interest, as of the Cut-off Date:

                         (i)  The  Master   Servicer  is  a   corporation   duly
         organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

                        (ii) The Master Servicer has the power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement;

                       (iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                        (iv) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Articles of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

                         (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

         The  foregoing   representations   and  warranties  shall  survive  any
termination of the Master Servicer hereunder.


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



         Section 2.02. Representations and Warranties of the 1996-RHS4 LLC. The 1996-RHS4 LLC hereby represents and warrants to the Master Servicer and for the benefit of the Indenture Trustee, as pledgee of the Class A Ownership Interest, as of the Cut-off Date:

     (i) The 1996-RHS4 LLC is a limited liability company in good standing under the laws of the State of Delaware;
                        (ii) The 1996-RHS4 LLC has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

                       (iii) The execution and delivery by the 1996-RHS4 LLC of this Servicing Agreement and the performance by the 1996-RHS4 LLC of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the 1996-RHS4 LLC or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the 1996-RHS4 LLC or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the 1996-RHS4 LLC is bound.

         Section 2.03. Enforcement of Representations and Warranties. The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Class A Ownership Interest, or the Issuer, as Managing Member, shall enforce the representations and warranties of the Designated Seller pursuant to the Designated Seller's Agreement. Upon the discovery by the Designated Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Credit Enhancer, the 1996-RHS4 LLC, the Issuer, or any Custodian of a breach of any of the representations and warranties made in the Designated Seller's Agreement, in respect of any Revolving Credit Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the Designated Seller of such breach and request that, pursuant to the terms of the Designated Seller's Agreement, the Designated Seller either (i) cure such breach in all material respects within 45 days (with respect to a breach of the representations and warranties contained in Section 3.1(a) of the Designated Seller's Agreement) or 90 days (with respect to a breach of the representations and warranties contained in Section 3.1(b) of the Designated Seller's Agreement) from the date the Designated Seller was notified of such breach or (ii) purchase such Revolving Credit Loan from the 1996-RHS4 LLC at the price and in the manner set forth in Section 3.1(b) of the Designated Seller's Agreement; provided that the Designated Seller shall, subject to the conditions set forth in the Designated Seller's Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Revolving Credit Loan. In the event that the Designated Seller elects to substitute one or more Eligible Substitute Loans pursuant to Section 3.1(b) of the Designated Seller's Agreement, the Designated Seller

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                                                         4
shall deliver to the 1996-RHS4 LLC with respect to such Eligible Substitute Loans, the original Credit Line Agreement, the Mortgage, and such other documents and agreements as are required by the Designated Seller's Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the 1996-RHS4 LLC and will be retained by the Master Servicer and remitted by the Master Servicer to the Designated Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Minimum Monthly Payment has been received by the 1996-RHS4 LLC for such month in respect of the Revolving Credit Loan to be removed. The Master Servicer shall amend or cause to be amended the Revolving Credit Loan Schedule to reflect the removal of such Revolving Credit Loan and the substitution of the Eligible Substitute Loans and the Master Servicer shall promptly deliver the amended Revolving Credit Loan Schedule to the Owner Trustee and Indenture Trustee.

         It is understood and agreed that the obligation of the Designated Seller to cure such breach or purchase or substitute for such Revolving Credit Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the 1996-RHS4 LLC and the Indenture Trustee, as pledgee of the Class A Ownership Interest, against the Designated Seller. In connection with the purchase of or substitution for any such Revolving Credit Loan by the Designated Seller, the 1996-RHS4 LLC shall assign to the Designated Seller all of its right, title and interest in respect of the Designated Seller's Agreement applicable to such Revolving Credit Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Master Servicer shall notify the Custodian and then the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer which the Indenture Trustee shall execute.

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                                                         5

                                   ARTICLE III

                          Administration and Servicing
                            of Revolving Credit Loans

         Section 3.01. The Master Servicer. (a) The Master Servicer shall service and administer the Revolving Credit Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Servicing Agreement and which shall be normal and usual in its general mortgage servicing activities and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the 1996-RHS4 LLC, the Indenture Trustee, as pledgee of the Class A Ownership Interest, and for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the 1996-RHS4 LLC and the Indenture Trustee, as pledgee of the Class A Ownership Interest, to execute and deliver, on behalf of itself, the 1996- RHS4 LLC, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Revolving Credit Loans and with respect to the Mortgaged Properties. The 1996-RHS4 LLC, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. In addition, the Master Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a "credit score" from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Master Servicer a limited power of attorney substantially in the form of Exhibit B hereto.

         If the Mortgage relating to a Revolving Credit Loan did not have a lien senior to the Revolving Credit Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Revolving Credit Loan had a lien senior to the Revolving Credit Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent to the refinancing of the prior senior lien; provided that (i) the resulting Combined Loan-to-Value Ratio of such Revolving Credit Loan is no higher than the greater of the Combined Loan-to-Value Ratio prior to such refinancing or 70% (or 80% for those borrowers with a FICO "credit score" of 720 or greater), (ii) the interest rate for the loan evidencing the refinanced senior lien is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing (meaning, in the case of an adjustable rate loan, a substantially similar index and a gross margin no higher than that of the existing senior lien); provided however if the loan evidencing the existing senior lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior lien has a fixed rate, then the loan evidencing the refinanced senior lien may have an interest rate up to 2.0% higher than the then-current rate of the loan evidencing the existing senior lien and (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.


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



         In connection with servicing the Revolving Credit Loans, the Master Servicer may take reasonable actions to encourage or effect the termination of Loan Agreements that have become dormant.

         The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Servicing Agreement) to the 1996-RHS4 LLC under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (b) The Master Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Revolving Credit Loans. References in this Servicing Agreement to actions taken or to be taken by the Master Servicer in servicing the Revolving Credit Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer and any amount received by such Subservicer in respect of a Revolving Credit Loan shall be deemed to have been received by the Master Servicer whether or not actually received by the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Master Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Revolving Credit Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Servicing Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Revolving Credit Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

         In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Master Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

         As part of its servicing activities hereunder, the Master Servicer, for the benefit of the 1996-RHS4 LLC, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Revolving Credit Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment,

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would  require  were it the owner of the related  Revolving  Credit  Loans.  The
Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Revolving Credit Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         (c) Prior to the close of business on tenth calendar day of each month in which the related Payment Date is to occur, the Master Servicer shall furnish a statement to the Administrator, in writing and/or in a machine readable format as the Administrator shall reasonably request setting forth all information reasonably necessary to allow the Administrator to perform the calculations for the distributions contemplated by Sections 5.01 and 5.02 and to prepare the report pursuant to Section 4.01.

         Section 3.02. Collection of Certain Revolving Credit Loan Payments. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Revolving Credit Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and generally consistent with the Program Guide, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing such Revolving Credit Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided such arrangement is consistent with the Master Servicer's policies with respect to home equity revolving credit loans; provided, further, that notwithstanding such arrangement such Revolving Credit Loans will be included in the information regarding delinquent Revolving Credit Loans set forth in the Servicing Certificate. The Master Servicer may also extend the Due Date for payment due on a Revolving Credit Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage or the interests of the Securityholder or the Credit Enhancer. Consistent with the terms of this Servicing Agreement, the Master Servicer may also waive, modify or vary any term of any Revolving Credit Loan (including reduce the Credit Limit with respect to any Revolving Credit Loan) or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the Credit Enhancer, provided, however, that the Master Servicer may not modify or permit any Subservicer to modify any Revolving Credit Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Revolving Credit Loan) or extend the final maturity date of such Revolving Credit Loan) unless such Revolving Credit Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In addition, if a Revolving Credit Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer may, through modification, convert such Revolving Credit Loan to a fully amortizing closed-end loan. Notwithstanding the foregoing, the Master Servicer
(i) in its sole discretion may permit the Mortgagor (or may enter into a modification

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agreement which will allow the Mortgagor) to make monthly payments, with respect to any Billing Cycle during the related Draw Period, in a minimum amount that will be equal to the related finance charge for such Billing Cycle and (ii) may reduce the amount of the Credit Limit (to an amount no less than the then current Principal Balance of such Revolving Credit Loan) in connection with any refinancing of a senior lien pursuant to the second paragraph of Section 3.01(a) of this Agreement.

         (b) The Master Servicer shall establish a Custodial Account, which shall be an Eligible Account in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Revolving Credit Loans received by it subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within one Business Day following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

                         (i) all payments of principal of or interest on the Revolving Credit Loans received by the Master Servicer from the respective Subservicer, net of any portion of the interest thereof retained by the Subservicer as subservicing fees;

     (ii) the aggregate Repurchase Price of the Revolving Credit Loans purchased by the Master Servicer pursuant to Section 3.15;

     (iii) Net Liquidation Proceeds net of any related Foreclosure Profit;

                        (iv) all proceeds of any Revolving Credit Loans repurchased by the Designated Seller pursuant to the Designated Seller's Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Designated Seller's Agreement;

     (v) insurance proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

     (vi) amounts required to be paid by the Master Servicer pursuant to Section 8.08.

provided, however, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Revolving Credit Loans, the Master Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties, payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for the notes or certificates of other

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



series and may contain other funds respecting payments on revolving credit or other mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Revolving Credit Loans and shall hold all collections in the Custodial Account to the extent they represent collections on the Revolving Credit Loans for the benefit of the 1996-RHS4 LLC and the Indenture Trustee, as their interests may appear. The Master Servicer shall retain all Foreclosure Profits as additional servicing compensation.

         The Master Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature not later than the Business Day next preceding the Payment Date and shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

         (c) The Master Servicer will require each Subservicer to hold all funds constituting collections on the Revolving Credit Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Permitted Investments, unless, all such collections are remitted on a daily basis to the Master Servicer for deposit into the Custodial Account.

         Section 3.03. Withdrawals from the Custodial Account. The Master Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Revolving Credit Loans for the following purposes:

                         (i) to deposit in the Distribution Account, on the Business Day prior to each Payment Date, an amount equal to the Security Collections required to be distributed on such Payment Date;

                        (ii) prior to either an Amortization Event or the Collection Period preceding the end of the Revolving Period, to pay to the Designated Seller, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Designated Seller in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period;

                       (iii) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Revolving Credit Loans (other than

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



         any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Revolving Credit Loan;

                        (iv) to pay to itself out of each payment received on account of interest on a Revolving Credit Loan as contemplated by
         Section 3.09, an amount equal to the related Master Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any subservicing fees not previously withheld by the Subservicer;

                         (v) to the extent deposited in the Custodial Account to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account, Distribution Account and Payment Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;

     (vi) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any Foreclosure Profits (to the extent permitted by law);

                       (vii) to pay to itself or the Designated Seller, with respect to any Revolving Credit Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Designated Seller, the Master Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

     (viii) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

     (ix) to pay the Administrator, on the Business Day before each Payment Date, an amount equal to the Administrator Fee for the prior calendar month; and

     (x) after the occurrence of an Amortization Event, to pay to the Designated Seller, the Excluded Amount for each Revolving Credit Loan.

Since, in connection with withdrawals  pursuant to clauses (iii), (iv), (vi) and
(vii), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Revolving Credit Loan, the Master Servicer shall keep and maintain separate accounting, on a Revolving Credit Loan by Revolving Credit Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section
3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that the Master Servicer determines to be otherwise nonrecoverable (except with respect to any Revolving Credit Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Revolving Credit Loans on any Business Day prior to the Payment Date succeeding the date of such determination.


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



         Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. To the extent permitted under the related Credit Line Agreement and Mortgage, and to the extent the Master Servicer receives notice that a hazard insurance policy has been cancelled, the Master Servicer shall cause to be maintained for each Revolving Credit Loan hazard insurance naming the Master Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Revolving Credit Loan from time to time or (ii) the combined principal balance owing on such Revolving Credit Loan and any mortgage loan senior to such Revolving Credit Loan from time to time; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The Master Servicer shall use its best efforts to monitor that hazard insurance is maintained as described in the previous sentence in the same manner as it would for revolving credit home equity loans in its own portfolio. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Revolving Credit Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located at any time during the life of a Revolving Credit Loan in a federally designated flood area, to the extent permitted under the related Credit Line Agreement and Mortgage, and to the extent the Master Servicer receives notice that the related flood insurance has been cancelled. All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Master Servicer shall use its best efforts to monitor such flood insurance as described in the previous sentence in the same manner as it would for revolving credit home equity loans in its own portfolio. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Revolving Credit Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Revolving Credit Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Revolving Credit Loans, the Master Servicer agrees to present, on

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behalf of itself, the 1996-RHS4 LLC and the Indenture Trustee,  claims under any such blanket policy.

         Section 3.05. Modification Agreements. The Master Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Revolving Credit Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the 1996-RHS4 LLC and the Indenture Trustee each shall promptly execute any such documents on request of the Master Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Revolving Credit Loan, that the security for, and the timely and full collectability of, such Revolving Credit Loan would not be adversely affected thereby. A partial release pursuant to this Section 3.05 shall be permitted only if the Combined Loan-to-Value Ratio for such Revolving Credit Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Revolving Credit Loan as of the Cut-off Date. Any fee collected by the Master Servicer or the related Subservicer for processing such request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         Section 3.06. Trust Estate; Related Documents. (a) When required by the provisions of this Servicing Agreement, the 1996-RHS4 LLC or the Indenture Trustee shall execute instruments to release property from the terms of the Operating Agreement, or convey the 1996- RHS4 LLC's or the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Servicing Agreement. No party relying upon an instrument executed by the 1996-RHS4 LLC or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the 1996-RHS4 LLC's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) If from time to time the Master Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, the Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

         (c) Upon receipt of a Request for Release from the Master Servicer, substantially in the form of Exhibit C to the effect that a Revolving Credit Loan has been the subject of a final payment or a prepayment in full and the related Revolving Credit Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer

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



in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Revolving Credit Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Master Servicer, which the Indenture Trustee shall execute, along with such documents as the Master Servicer or the Mortgagor may request to evidence satisfaction and discharge of such Revolving Credit Loan, upon request of the Master Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Revolving Credit Loan, the Master Servicer requests the Custodian to release the Related Documents and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Master Servicer, the Custodian shall release the Related Documents to the Master Servicer. If such Revolving Credit Loans shall be liquidated and the Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Master Servicer, the Custodian shall release the trust receipt to the Master Servicer.

         Section 3.07. Realization Upon Defaulted Revolving Credit Loans. With respect to such of the Revolving Credit Loans as come into and continue in default, the Master Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Revolving Credit Loans, (ii) write off the unpaid principal balance of the Revolving Credit Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale, (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Servicing Agreement, or (vii) take an unsecured note in each case subject to the rights of any related first lien holder; provided that if the Master Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the 1996-RHS4 LLC or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

         Notwithstanding any provision of this Servicing Agreement, a Revolving Credit Loan may be deemed to be finally liquidated if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Revolving Credit Loan have been received; provided, however, any subsequent collections with respect to any such Revolving

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



Credit Loan shall be deposited to the Custodial Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Revolving Credit Loan.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, who shall hold the same on behalf of the 1996-RHS4 LLC in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Revolving Credit Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Revolving Credit Loan held as an asset of the 1996- RHS4 LLC until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as such Mortgaged Property shall be considered to be an outstanding Revolving Credit Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Credit Line Agreement shall have been discharged, such Credit Line Agreement in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

         Any proceeds from foreclosure proceedings or the purchase or repurchase of any Revolving Credit Loan pursuant to the terms of this Servicing Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds or Insurance Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with this Section 3.07; second, to the Master Servicer or the related Subservicer, all Servicing Fees payable therefrom; third, to the extent of accrued and unpaid interest on the related Revolving Credit Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Payment Account; fourth, as a recovery of principal on the Revolving Credit Loan; and fifth, to Foreclosure Profits.

         Section 3.08. 1996-RHS4 LLC and Indenture Trustee to Cooperate. On or before each Payment Date, the Master Servicer will notify the Administrator, and the Indenture Trustee or the Custodian, with a copy to the 1996-RHS4 LLC, of the termination of or the payment in full and the termination of any Revolving Credit Loan during the preceding Collection Period. Upon receipt of payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded if required under the Designated Seller's Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Revolving Credit Loan, the Indenture Trustee or the Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or Custodian, with a copy to the 1996-RHS4 LLC, of a Request for Release, in the form annexed hereto as Exhibit C, signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer and the 1996-RHS4 LLC or Indenture Trustee shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be

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



necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee or the Custodian (as specified in such receipt) when the need therefor by the Master Servicer no longer exists unless the Revolving Credit Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the Master Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Revolving Credit Loan that is in default following recordation of the assignments of Mortgage if required by the provisions of the Designated Seller's Agreement, the Indenture Trustee or the 1996-RHS4 LLC shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Revolving Credit Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Revolving Credit Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Custodial Account. In the event that all delinquent payments due under any such Revolving Credit Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Revolving Credit Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

         In connection with the 1996-RHS4 LLC's obligation to cooperate as provided in this Section 3.08 and all other provisions of this Servicing Agreement requiring the 1996-RHS4 LLC to authorize or permit any actions to be taken with respect to the Revolving Credit Loans, the Indenture Trustee, as pledgee of the Class A Ownership Interest in the 1996-RHS4 LLC and as assignee of record of the Revolving Credit Loans on behalf of the 1996-RHS4 LLC pursuant to Section 3.13 of the Indenture, expressly agrees, on behalf of the 1996-RHS4 LLC, to take all such actions on behalf of the 1996-RHS4 LLC and to promptly execute and return all instruments reasonably required by the Master Servicer in connection therewith; provided that if the Master Servicer shall request a signature of the Indenture Trustee, on behalf of the 1996- RHS4 LLC, the Master Servicer will deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Servicing Agreement.

         Section 3.09. Servicing Compensation; Payment of Certain Expenses by Master Servicer. The Master Servicer shall be entitled to receive the Master Servicing Fee in accordance with Section 3.03 as compensation for its services in connection with servicing the Revolving Credit Loans. Moreover, additional servicing compensation in the form of late payment charges and other receipts not required to be deposited in the Custodial Account as specified in Section
3.02 shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders, including, without limitation, the fees and expenses of the Owner Trustee, Indenture Trustee and any Custodian (except with respect to the initial fees and expenses of the Owner Trustee and Indenture Trustee, which shall be paid by the Administrator pursuant to Section 7.05 hereof)) and shall not be entitled to reimbursement therefor.

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




         Section 3.10. Annual Statement as to Compliance. (a) The Master Servicer will deliver to the 1996-RHS4 LLC, the Issuer, the Administrator and the Indenture Trustee, with a copy to the Credit Enhancer, beginning June 30, 1997, and on or before March 31 of each year thereafter, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under servicing agreements, including this Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         (b) The Master Servicer shall deliver to the 1996-RHS4 LLC, the Issuer, the Administrator and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

         Section 3.11. Annual Servicing Report. Beginning June 30, 1997, and on or before March 31 of each year thereafter, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the 1996-RHS4 LLC, the Issuer, the Administrator, the Indenture Trustee, the Depositor, the Credit Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of revolving credit loans by
Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.12. Access to Certain Documentation and Information Regarding the Revolving Credit Loans. Whenever required by statute or regulation, the Master Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Revolving Credit Loans such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master

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



Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, for Persons performing servicing for revolving credit loans purchased by such entity.

         Section 3.14. Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Master Servicer shall prepare and deliver all federal and state information reports with respect to the Revolving Credit Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Master Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1997, the Master Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the 1996-RHS4 LLC, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Revolving Credit Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

         Section 3.15. Optional Repurchase of Defaulted Revolving Credit Loans. Notwithstanding any provision in Section 3.07 to the contrary, the Master Servicer, at its option and in its sole discretion, may repurchase any Revolving Credit Loan delinquent in payment for a period of 60 days or longer for a price equal to the Repurchase Price.

         Section 3.16. Recording of Assignments. If the credit rating of the Master Servicer is reduced to below "BBB" by Standard & Poor's or below "A3" by Moody's, the Master Servicer shall, within 60 days after written notification of such reduction in credit rating by Standard & Poor's, Moody's or the Credit Enhancer, the Master Servicer, at its own expense, shall complete and submit for recording in the appropriate public office for real property records each of the assignments of the Mortgage for each Revovling Credit Loan. While such assignment to be recorded is being recorded, the Custodian shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Master Servicer is required to prepare a substitute assignment or cure such defect, as the case may be, and the Master Servicer shall cause such assignment to be recorded in accordance with this paragraph.

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



                                   ARTICLE IV

                              Servicing Certificate

         Section 4.01Statements to Securityholders. With respect to each Payment Date, on the Business Day following the related Determination Date the Administrator shall forward to the Indenture Trustee and the Master Servicer and the Indenture Trustee pursuant to Section 3.26 of the Indenture shall forward or cause to be forwarded by mail to each Certificateholder, Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to the Variable Funding Notes, Term Notes and Certificates, to the extent applicable:

     (i) the aggregate amount of (a) Security Interest Collections, (b) Security Principal Collections and (c) Substitution Adjustment Amounts;

                      (ii) the amount of such distribution as principal to the Noteholders of the Variable Funding Notes and the Term Notes and as a Certificate Distribution Amount to the Certificateholders, the Initial Certificates and the Variable Funding Certificates applied to reduce the principal balance thereof;

                     (iii) the amount of such distribution as interest to the Securityholders of the Variable Funding Notes and the Term Notes and as a Certificate Preferred Return to the Certificateholders of the Initial Certificates and the Variable Funding Certificates separately stating the portion thereof in respect of overdue accrued interest;

                      (iv) the Credit Enhancement Draw Amount, if any, for such Payment Date and the aggregate amount of prior draws thereunder not yet reimbursed;

     (v) the aggregate Loan Balance of the Revolving Credit Loans as of the end of the preceding Collection Period;

                      (vi) the number and aggregate Loan Balances of Revolving Credit Loans (a) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (b) that are foreclosed and (c) that have become REO, in each case as of the end of the preceding Collection Period; provided, however, that such information will not be provided on the statements relating to the first Payment Date;

     (vii) the Weighted Average Net Loan Rate for the related Collection Period;

     (viii) the Special Capital Distribution Amount as the end of the related Collection Period;

(ix) the aggregate amount of Additional Balances created during the previous Collection Period conveyed to the 1996-RHS4 LLC;

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



                       (x) the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any Liquidation Loss Distribution Amounts with respect to the Term Notes, Certificates and Variable Funding Notes, respectively, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as a percentage of the Cut-off Date Loan Balance;

                      (xi) the aggregate Excess Loss Amounts with respect to the related Collection Period and the aggregate of the Excess Loss Amounts from all Collection Periods to date;

                     (xii) the aggregate Special Hazard Losses, Fraud Losses, Bankruptcy Losses and losses caused by or resulting from an Extraordinary Event with respect to the related Collection Period and the aggregate of each of such losses from all Collection Periods to date;

                    (xiii) the aggregate Security Balance of each class of Securities after giving effect to the distribution of principal on such Payment Date;

                     (xiv) the respective Security Percentage applicable to each of the Securities, after application of payments made on such Payment Date; and

     (xv) the Outstanding Reserve Amount, the Special Hazard Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount immediately following such Payment Date.

         In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Variable Funding Note, Term Note or Certificate, as applicable, with a $1,000 denomination.

         In addition, the Administrator shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Administrator shall furnish a written statement to the Certificate Paying Agent, the Master Servicer and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Administrator of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the 1996-RHS4 LLC's written request, the Administrator shall promptly furnish information reasonably requested by the 1996-RHS4 LLC that is reasonably available to the Administrator to enable the 1996-RHS4 LLC to perform its federal and state income tax reporting obligations.

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



                                    ARTICLE V

                    Distribution Account and Payment Account

         Section 5.01. Distribution Account. The Master Servicer shall establish and maintain a Distribution Account titled "1996-RHS4 LLC". The Distribution Account shall be an Eligible Account. On the Business Day prior to each Payment Date, (i) amounts deposited into the Distribution Account pursuant to Section 3.03(i) hereof will be distributed by the Master Servicer in accordance with
Section 9.5 of the Operating Agreement, and (ii) the portion of such amounts then distributable with respect to the Class A Ownership Interest in accordance with Section 9.5 of the Operating Agreement shall be deposited into the Payment Account. The Master Servicer shall invest or cause the institution maintaining the Distribution Account to invest the funds in the Distribution Account in Permitted Investments designated in the name of the Master Servicer, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Distribution Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Master Servicer shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall inure to the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Distribution Account by the Master Servicer out of its own funds immediately as realized.

         Section 5.02. Payment Account. The Indenture Trustee shall establish and maintain a Payment Account titled "The Chase Manhattan Bank, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Credit Enhancer pursuant to the Indenture, dated as of December 1, 1996, between Home Equity Loan Trust 1996-RHS4 and The Chase Manhattan Bank". The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Permitted Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized.


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



                                   ARTICLE VI

                               The Master Servicer

         Section 6.01. Liability of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

         Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         The Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service revolving credit loans, is reasonably satisfactory to the Indenture Trustee (as pledgee of the Class A Ownership Interest), the 1996-RHS4 LLC and the Credit Enhancer, is willing to service the Revolving Credit Loans and executes and delivers to the Indenture Trustee and the 1996-RHS4 LLC an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, the Indenture Trustee and the 1996-RHS4 LLC, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Servicing Agreement; provided further that each Rating Agency's rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), if determined without regard to the Credit Enhancement Instrument.

         Section 6.03. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the 1996-RHS4 LLC, the Issuer, the Owner Trustee, the Administrator, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the 1996-RHS4 LLC and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties

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



hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Revolving Credit Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the 1996-RHS4 LLC, and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 6.04. Master Servicer Not to Resign. Subject to the provisions of Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the 1996-RHS4 LLC and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the 1996-RHS4 LLC, the Indenture Trustee and the Credit Enhancer; (b) each Rating Agency shall have delivered a letter to the 1996-RHS4 LLC, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities, if determined without regard to the Credit Enhancement Instrument; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the 1996-RHS4 LLC and the Indenture Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Class A Ownership Interest, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Class A Ownership Interest, shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

         Section 6.05. Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall

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not relieve the Master  Servicer of its liabilities  and  responsibilities  with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

         Section 6.06. Payment of Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification. (a) After the Closing Date, the Master Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence, wilful misfeasance or bad faith.

         (b) The Master Servicer and the Administrator agree to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Issuer against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document (with respect to the Administrator such indemnification shall be strictly limited to the extent such loss, liability or expense is incurred in connection with calculations performed or information provided by the Administrator solely in respect to the Distribution Account and the Payment Account), provided that:

                         (i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer or the Administrator, as the case may be, written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

                        (ii) while maintaining control over its own defense, the 1996-RHS4 LLC, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer or the Administrator, as the case may be, in preparing such defense; and

                       (iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer or the Administrator, as the case may be, shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer or the Administrator, as the case may be.


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No termination of this Servicing  Agreement shall affect the obligations created by this Section 6.06 of the Master Servicer or the Administrator, as the case may be, to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer or the Administrator, as the case may be, in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Servicing Agreement.

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



                                   ARTICLE VII

                                The Administrator

         Section 7.01. Liability of the Administrator. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Administrator herein.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Administrator. Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, or any corporation succeeding to the business of the Administrator, shall be the successor of the Administrator, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. Limitation on Liability of the Administrator and Others. Neither the Administrator nor any of the directors or officers or employees or agents of the Administrator shall be under any liability to the 1996-RHS4 LLC, the Issuer, the Owner Trustee, the Master Servicer, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Administrator or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Administrator and any director or officer or employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Administrator and any director or officer or employee or agent of the Administrator shall be indemnified by the 1996-RHS4 LLC and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Administrator shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Revolving Credit Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the 1996-RHS4 LLC, and the Administrator shall be entitled to be reimbursed therefor. The Administrator's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Administrator pursuant to Section 7.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).


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         Section 7.04. Administrator Not to Resign. Subject to the provisions of
Section 7.02, the Administrator shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Administrator so causing such a conflict being of a type and nature carried on by the Administrator or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Administrator has proposed a successor administrator to the 1996-RHS4 LLC and the Indenture Trustee in writing and such proposed successor administrator is reasonably acceptable to the 1996-RHS4 LLC, the Indenture Trustee and the Credit Enhancer; (b) each Rating Agency shall have delivered a letter to the 1996-RHS4 LLC, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor administrator stating that the proposed appointment of such successor administrator as Administrator hereunder will not result in the reduction or withdrawal of the then current rating of the Securities, if determined without regard to the Credit Enhancement Instrument; and (c) such proposed successor administrator is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the 1996-RHS4 LLC and the Indenture Trustee.

         Section 7.06. Administrator Undertakings with Respect to the 1996-RHS4 LLC. The Administrator hereby undertakes to (i) prepare all income tax returns of the 1996-RHS4 LLC in all jurisdictions where in its judgment such filings are required or where it is directed by the 1996-RHS4 LLC to file such income tax returns, (ii) deliver such returns to the Tax Matters Partner of the 1996-RHS4 LLC not less than one week prior to their due date in order for the Tax Matters Partner to sign and timely file such income tax returns and (iii) prepare and deliver to each Member of the 1996-RHS4 LLC, within ninety (90) days after the expiration of each Fiscal Year of the 1996-RHS4 LLC all information returns required by the Code and information with respect to the 1996-RHS4 LLC necessary for the preparation of the Members' federal income tax returns. In addition, the Administrator hereby undertakes to perform all of the enumerated duties of the Company and the Managing Member, including maintaining the records of the 1996-RHS4 LLC, included in Article IV of the Operating Agreement.

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



                                  ARTICLE VIII

                                     Default

     Section 8.01. Servicing Default. If any one of the following events ("Servicing Default") shall occur and be continuing:

                         (i) Any failure by the Master Servicer to deposit in the Custodial Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the 1996-RHS4 LLC, the Issuer or the Indenture Trustee or to the Master Servicer, the 1996-RHS4 LLC, the Issuer and the Indenture Trustee by the Credit Enhancer; or

                        (ii) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Securities or in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders or the Credit Enhancer and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the 1996-RHS4 LLC, the Issuer or the Indenture Trustee or to the Master Servicer, the 1996-RHS4 LLC, the Issuer and the Indenture Trustee by the Credit Enhancer; or

                       (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conserva-torship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                        (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, then, and in every such case, so long as a Servicing Default shall not have been remedied by the Master Servicer, either the 1996-RHS4 LLC

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



         or the Indenture Trustee, with the consent of the Credit Enhancer, or the Credit Enhancer, by notice then given in writing to the Master Servicer (and to the 1996-RHS4 LLC, the Issuer and the Indenture
         Trustee if given by the Credit Enhancer) may terminate all of the rights and obligations of the Master Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Revolving Credit Loans hereunder during any period prior to the date of such termination and the 1996-RHS4 LLC or the Indenture Trustee, with the consent of the Credit Enhancer, or the Credit Enhancer may exercise any and all other remedies available at law or equity. Any such notice to the Master
         Servicer shall also be given to each Rating Agency, the Credit Enhancer, the 1996-RHS4 LLC and the Issuer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Securities or the Revolving Credit Loans or otherwise, shall pass to and be vested in the Indenture Trustee as pledgee of the Class A Ownership Interest, pursuant to and under this Section 8.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Revolving Credit Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Revolving Credit Loans that shall at the time be held by the Master Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Master Servicer in the Custodial Account or thereafter received by the Master Servicer with respect to the Revolving Credit Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

         Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Revolving Credit Loan which was due prior to the notice terminating the Master Servicer's rights and obligations hereunder and received after such notice, that portion to which the Master Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Master Servicing Fee in respect thereof, and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 8.01(i) or under Section 8.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar

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



causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Master Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Owner Trustee in writing of any Servicing Default.

         Section 8.02. Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Class A Ownership Interest shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Master Servicer in its capacity as Designated Seller under the Designated Seller's Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Revolving Credit Loan, (iv) fund any Additional Balances with respect to any Revolving Credit Loan, (v) fund any losses on any Permitted Investment directed by any other Master Servicer, or
(vi) be responsible for the representations and warranties of the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or
(ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee as pledgee of the Class A Ownership Interest may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent which consent shall not be unreasonably withheld and provided further that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies, if determined without regard to the Credit Enhancement Instrument. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Revolving Credit Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to
Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Servicing Agreement prior to its termination as Master Servicer (including, without limitation, the

[NY01:240828.4]  16069-00382  12/20/96 12:15am
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



obligation to purchase Revolving Credit Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Indenture Trustee, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Revolving Credit Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

         (c) Any successor Master Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

         Section 8.03. Notification to Securityholders. Upon any termination of or appointment of a successor to the Master Servicer pursuant to this Article VIII or Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Credit Enhancer, the 1996-RHS4 LLC, the Issuer, the Administrator and each Rating Agency.

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



                                   ARTICLE IX

                            Miscellaneous Provisions

         Section 9.01 Amendment. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities, if determined without regard to the Credit Enhancement Instrument and the consent of the Credit Enhancer and the Indenture Trustee.

         SECTION 9.02 GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Master Servicer, 100 Witmer Road, Horsham, Pennsylvania 19044,
Attention: Anthony Renzi, (b) in the case of the Administrator, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: Managing Director - Mortgage Finance, (c) in the case of the Credit Enhancer, AMBAC Indemnity Corporation, One State Street Plaza, 17th Floor, New York, New York 10004, (d) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10001, (e) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention:
Residential Mortgage Surveillance Group, (f) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and (g) in the case of the Issuer, to Home Equity Loan Trust 1996-RHS4, c/o Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and (h) in the case of the Indenture Trustee, The Chase Manhattan Bank, 450 West 33rd Street, 10th Floor, New York, NY, 10001, Attention: Global Trust Services, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

         Section 9.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

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                                                        32

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         Section 9.05 Third-Party  Beneficiaries.  This Servicing Agreement will
inure  to  the  benefit  of  and  be  binding  upon  the  parties  hereto,   the
Securityholders, the Credit Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

         Section 9.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 9.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 9.08 Termination Upon Purchase by the Master Servicer or Liquidation of All Revolving Credit Loans; Partial Redemption. (a) The
respective obligations and responsibilities of the Master Servicer, the 1996-RHS4 LLC and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

     (i) the date on or before which the Indenture or Trust Agreement is terminated, or

             (ii) the purchase by the Master Servicer from the 1996-RHS4 LLC of all Revolving Credit Loans and all property acquired in respect of any Revolving Credit Loan at a price equal to 100% of the unpaid Loan Balance of each Revolving Credit Loan, plus accrued and unpaid interest thereon at the Weighted Average Net Loan Rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders, plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement (any unpaid Master Servicing Fee shall be deemed paid at such time).

The right of the Master Servicer to purchase the assets of the 1996-RHS4 LLC pursuant to clause (ii) above is conditioned upon the Pool Balance as of such date being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Revolving Credit Loans. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the amount calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Master Servicer, the files pertaining to the Revolving Credit Loans being purchased.

         (b) Subject to the provisions of clause (c) below, the Master Servicer has the right to purchase a portion of the assets of the 1996-RHS4 LLC upon the Pool Balance as of such date being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Revolving Credit Loans at a price equal to the greater of (a) 100% of the unpaid Loan Balance of each Revolving Credit Loan so purchased, plus accrued and unpaid interest thereon at the Weighted Average Net Loan Rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders, plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement (any unpaid Master Servicing Fee shall be deemed paid at such

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                                                        33

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time) and (b) the fair market value of the Revolving  Credit Loans as determined by two bids from competitive participants in the adjustable home equity loan market. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the amount calculated above with the Indenture Trustee pursuant to
Section 5.02 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Master Servicer, the files pertaining to the Revolving Credit Loans being purchased.

         (c) With respect to any purchase of a portion of the Revolving Credit Loans by the Master Servicer pursuant to subsection (b) above, the following conditions must be satisfied: (i) the Master Servicer shall have delivered to the Indenture Trustee and the Credit Enhancer a loan schedule containing a list of all Revolving Credit Loans remaining in the 1996-RHS4 LLC after such removal;
(ii) the Master Servicer shall represent and warrant that no selection procedures adverse to the interests of the Securityholders or the Credit Enhancer were used by the Master Servicer in selecting such Revolving Credit Loans; and (iii) each Rating Agency shall have notified the Master Servicer that such retransfer would not result in a reduction or withdrawal of the ratings of the Securities, if determined without regard to the Credit Enhancement Instrument. In lieu of a cash payment, if an Amortization Event had previously occurred, all or a portion of such purchase price by the Master Servicer may be in the form of Additional Balances on other Revolving Credit Loans not previously conveyed to the 1996-RHS4 LLC.

         (d) The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the Revolving Credit Loans are to be released to the Master Servicer, appropriate documents assigning each such Revolving Credit Loan from the Indenture Trustee or the 1996-RHS4 LLC to the Master Servicer or the appropriate party.

         Section 9.09 Certain Matters Affecting the Indenture Trustee. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

         Section 9.10 Owner Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Servicing Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Designated Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

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                                                        34

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         IN WITNESS  WHEREOF,  the Master  Servicer and the  1996-RHS4  LLC have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                                     GMAC MORTGAGE CORPORATION,
                                                       as Master Servicer


                                                     By:
                                      Name:
                                                     Title: Director


                                               RESIDENTIAL FUNDING CORPORATION,
                                                     as Administrator


                                        By:
                                      Name:
                                     Title:


                                 1996-RHS4 LLC,
                                             as the Limited Liability Company


                   By:      Home Equity Loan Trust 1996-RHS4, as
                            Managing Member
                            By:      Wilmington Trust Company, not in
                                     its individual capacity but solely as
                                     Owner Trustee


                                  By:
                   Name:
                                  Title:Vice President


                                  THE CHASE MANHATTAN BANK, as Indenture
                  Trustee


                                                     By:
                                      Name:
                                                     Title:Vice President


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                                    EXHIBIT A
                         REVOLVING CREDIT LOAN SCHEDULE



                           TO BE PROVIDED UPON REQUEST

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                                    EXHIBIT B
                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

That The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"), under the Indenture among Home Equity Loan Trust 1996-RHS4 and the Indenture Trustee, a national banking association organized and existing under the laws of the United States of America, and having its principal office located at ____________________________________ in the City of ___________, State of
_______, hath made, constituted and appointed, and does by these presents make, constitute and appoint GMAC Mortgage Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) creating a trust or second lien or an estate in fee simple interest in real property securing a Revolving Credit Loan and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which GMAC Mortgage Corporation is acting as master servicer and Residential Funding Corporation as administrator pursuant to a Servicing Agreement, dated as of December 1, 1996 (the "Servicing Agreement").

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

     a. The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;
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 b.   Statements of breach or non-performance;

 c.   Notices of default;

 d.   Cancellations/rescissions of notices of default and/or notices of sale;

 e.   The taking of a deed in lieu of foreclosure; and

 f. Such other documents and actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.       The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.       The  assignment  of any  Mortgage  or Deed  of  Trust  and the  related
         Mortgage Note, in connection with the repurchase of the Revolving Credit Loan secured and evidenced thereby.

8. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9.       The modification or re-recording of a Mortgage or Deed of Trust,  where
         said   modification   or   re-recording  is  for  the  purpose  of  any
         modification pursuant to Section 3.01 of the Servicing Agreement.

10. The subordination of the lien of a Mortgage or Deed of Trust, where said subordination is in connection with any modification pursuant to
         Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall

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



continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                                               THE CHASE MANHATTAN BANK



                                               as Indenture Trustee


Name:                                                Name:
Title:                                                        Title:

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




STATE OF                            )
                                    SS.
COUNTY OF                  )


         On this ____ day of December, 1996, before me the undersigned, Notary Public of said State, personally appeared _______________________________ personally known to me to be duly authorized officers of The Chase Manhattan Bank that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of The Chase Manhattan Bank therein named, and acknowledged to me such The Chase Manhattan Bank executed the within instrument pursuant to its by-laws.

                                                              WITNESS   my  hand
                                                              and official seal.



                                                    Notary Public in and for the
                                                    State of



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


                                    EXHIBIT C
                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Class A Ownership Interest, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)                 Revolving Credit Loan
Prepaid in Full
                                                      Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

-------------------------------------
GMAC Mortgage Corporation
Authorized Signature

******************************************************************
TO CUSTODIAN/INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

         Enclosed Documents:        [  ]    Promissory Note
                                    [  ]    Mortgage or Deed of Trust
                                    [  ]    Assignment(s) of Mortgage or
                                            Deed of Trust
                                    [  ]    Title Insurance Policy
                                    [  ]    Other:  ___________________________

Name

Title

Date

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